Exhibit 10.2

Reston Town Center

Discovery Street - Southwest Building

Reston, Virginia 20190

(the “Building”)

TERMINATION AGREEMENT

December 29, 2009

LANDLORD:	Reston Town Center Property LLC, a Delaware limited liability company, successor in interest to EOP-Reston Town Center, L.L.C.

TENANT:	Learning Tree International, Inc., a Delaware corporation, formerly a California corporation

PREMISES:	The entirety of the second (2nd) and third (3rd) floors of the Building, containing approximately 44,488 rentable square feet

DATE OF LEASE:	December 28, 1990

TERMINATION DATE:	April 30, 2011

PREVIOUS LEASE AMENDMENTS:

First Amendment to Lease dated November 2, 1992

Second Amendment to Lease dated March 21, 1994

Third Amendment to Lease dated May 11, 1994

Fourth Amendment to Lease dated January 13, 1995

Fifth Amendment to Lease dated October 9, 1996

Sixth Amendment dated February 7, 2000

Seventh Amendment dated October 4, 2000 (the “Seventh Amendment”)

The Lease and the Previous Lease Amendments are collectively referred to as the “Existing Lease”.

Reference is made to the fact that Tenant is negotiating with Landlord to enter a new lease for the Premises in the Building (the “New Lease”), the term of which New Lease commences as of January 1, 2010 (“New Lease Commencement Date”). In consideration of the agreements contained in the New Lease, the parties desire to terminate the Lease Term of the Existing Lease prior to April 30, 2011.

NOW THEREFORE, the parties hereby agree that the Existing Lease is hereby further amended as follows:

1.	TERMINATION OF LEASE TERM

The Lease Term of the Existing Lease shall terminate effective as of December 31, 2009 (“Effective Termination Date”). Whereas Tenant is in occupancy of the Premises, Tenant shall remain in the Premises after the Effective Termination Date, in accordance with and pursuant to the terms and conditions set forth in the New Lease.

2.	OPERATING CHARGES

Tenant acknowledges that Tenant’s payments on account of Operating Charges in respect of the Existing Lease through the Effective Termination Date shall have been based upon estimated amounts of Operating Charges in respect of the Existing Lease for calendar year 2009. At the time that the actual amount of Operating Charges in respect of the Existing Lease for calendar year 2009 are determined, Tenant shall promptly pay any underpayment of Operating Charges in respect to the Existing Lease to Landlord, or Landlord shall promptly apply any overpayment of Operating Charges in respect of the Existing Lease to the next installment(s) of yearly Rent under the New Lease.

3.	NOTICES

For all purposes of the Existing Lease, the notice addresses for Landlord is as follows:

Reston Town Center Property LLC

c/o Beacon Capital Partners, LLC

200 State Street, 5th Floor

Boston, Massachusetts 02109

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: Market Square – Reston Town Center

4.	CONDITION OF LANDLORD’S EXECUTION

The parties hereby acknowledge that Landlord is only willing to execute this Termination Agreement in the event that Tenant executes and delivers the New Lease to Landlord. Therefore, Landlord shall have the right, exercisable upon written notice to Tenant, to render this Termination Agreement void and without further force or effect, unless Tenant executes and delivers to Landlord the New Lease.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
RESTON TOWN CENTER PROPERTY LLC, a Delaware limited liability company

By:	/s/ Jeffrey L. Kovach
Name: Jeffrey L. Kovach
Title: Senior Vice President

Date Signed:	1/6/2010

TENANT: LEARNING TREE INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Nicholas Schacht

Name:	Nicholas Schacht

Title:	CEO
Hereunto Duly Authorized

Date Signed:	12/24/09